[EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA]

ALFRED AYENSU-GHARTEY

Vice President and

Associate General Counsel

(212) 314-2777

alfred.ayensu-ghartey@equitable.com

LAW DEPARTMENT

April 22, 2025

Equitable Financial Life Insurance Company of America

8501 IBM Drive, Suite 150

Charlotte, NC 28262-4333

Dear Sirs:

This opinion is furnished in connection with the filing by Equitable Financial Life Insurance Company of America and Variable Account AA (“Variable Account AA”) of the Form N-4 Registration Statement of Equitable Financial Life Insurance Company of America and Variable Account AA under the Securities Act of 1933 (333-283607; 333-275041) and of the Registration Statement of Variable Account AA under the Investment Company Act of 1940 (“1940 Act”) included in the same Form N-4. The Registration Statement covers an indefinite number of units of interest (“Units”) in Variable Account AA.

The Units are purchased with contributions received under individual annuity contracts and certificates Equitable America offers under a group annuity contract (collectively, the “Certificates”). As described in the prospectus included in the Form N-4 Registration Statement, the Certificates are designed to provide for death benefits and retirement income benefits.

I have examined such corporate records of Equitable Financial Life Insurance Company of America and provisions of the Arizona Insurance Law as are relevant to authorization and issuance of the Certificates and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

1. Equitable Financial Life Insurance Company of America is a corporation duly organized and validly existing under the laws of the State of Arizona.

2. Variable Account AA was duly established pursuant to the provisions of Arizona Insurance Law.

3. The assets of Variable Account AA are owned by Equitable Financial Life Insurance Company of America; Equitable Financial Life Insurance Company of America is not a trustee with respect thereto. Under Arizona law, the income, gains and losses, whether or not realized, from assets allocated to Variable Account AA must be credited to or charged against such account, without regard to the other income, gains or losses of Equitable Financial Life Insurance Company of America.

4. The Certificates provide that the portion of the assets of Variable Account AA equal to the reserves and other contract liabilities with respect to Variable Account AA shall not be chargeable with liabilities arising out of any other business Equitable Financial Life Insurance Company of America may conduct and that Equitable Financial Life Insurance Company of America reserves the right to transfer assets of Variable Account AA in excess of such reserves and contract liabilities to the general account of Equitable Financial Life Insurance Company of America.

5. The Certificates (including any Units credited thereunder) have been duly authorized and when issued in accordance with applicable regulatory approvals represent validly issued and binding obligations of Equitable Financial Life Insurance Company of America.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey